EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the (a) Registration Statement of the Company on Form S-8 (File No. 333-227566), (b) Registration Statement of the Company on Form S-8 (as amended)(File No. 333-192002), (c) Registration Statement of the Company on Form S-8 (File No. 333-201098), (d) Registration Statement of the Company on Form S-8 (File No. 333-207529), (e) Registration Statement of the Company on Form S-8 (File No. 333-215349), (f) Registration Statement of the Company on Form S-8 (File No. 333-222335), (g) Registration Statement of the Company on Form S-8 (File No. 333-233525), and (h) Registration Statement of the Company on Form S-8 (File No. 333-259248), of our report dated March xx, 2024, with respect our audit of the consolidated financial statements of PEDEVCO Corp., as of December 31, 2023 and 2022, and for the years then ended, which report is included in the Annual Report on Form 10-K of PEDEVCO Corp. for the year ended December 31, 2023.

/s/ Marcum LLP

Marcum LLP

Houston, Texas

March 15, 2024